UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K




                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): February 1, 2005


                                    XOMA LTD.
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             (Exact name of registrant as specified in its charter)


                                     BERMUDA
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                 (State or other jurisdiction of incorporation)


              0-14710                                    52-2154066
     (Commission File Number)                  (IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California                                  94710
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(Address of principal executive offices)                              (Zip code)

Registrant's telephone number, including area code                (510) 204-7200



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          (Former name or former address, if changed since last report)



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Item 3.02. Unregistered Sale of Equity Securities

On February 1, 2005, XOMA Ltd. entered into a definitive agreement to sell $60 million in aggregate principal amount of 6.50% convertible senior notes due 2012, plus up to an additional $5 million in aggregate principal amount thereof issuable upon exercise of an option granted to the initial purchasers in a private placement to qualified institutional buyers pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(2) of the Act and Rule 144A under the Act. The notes will be convertible prior to maturity into XOMA's common shares at a conversion rate of 533.4756 common shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $1.87 (subject to adjustment). The closing of the offering is expected to occur on February 7, 2005.

Item 8.01. Other Events

     A copy of the press release is attached hereto as Exhibit 1 and is incorporated herein by reference.

Item 9.01. Exhibits

1. Press Release dated February 1, 2005.





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                                      -2-

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 2, 2005                 XOMA LTD.




                                         By:  /s/  Christopher J. Margolin
                                              ----------------------------------
                                              Christopher J. Margolin
                                              Vice President, General
                                              Counsel and Secretary



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                                  EXHIBIT INDEX


Number   Description

1. Press Release dated February 1, 2005.



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                                                                       Exhibit 1